Exhibit 99.1

PRESS RELEASE

CONTACTS:
Christian Gunning Director, Corporate Communications cgunning@boingo.com (310) 586-4009	Andrew Greenebaum / Laura Foster Addo Communications andrewg@addocommunications.com / lauraf@addocommunications.com (310) 829-5400

Boingo Wireless Reports Second Quarter 2011 Financial Results

LOS ANGELES – August 4, 2011 – Boingo Wireless, Inc. (NASDAQ: WIFI), the world’s leading Wi-Fi software and services provider, today announced the company’s financial results for the second quarter ended June 30, 2011.

For the second quarter, Boingo Wireless reported revenue of $22.9 million, compared to $20.3 million for the second quarter of 2010, an increase of 13.0 percent.

During the second quarter, the company generated $4.2 million in cash from operating activities and ended the second quarter with overall cash and investments of $81.1 million.  The company’s quarter end cash and investments balance reflects net proceeds from its IPO which was completed on May 3, 2011.

Adjusted EBITDA for the second quarter was $6.4 million, compared to $5.0 million for the second quarter of 2010, an increase of 28.5 percent.  Adjusted EBITDA, which is a non-GAAP financial measure, is defined below and reconciled to net income (loss), the most comparable measure under GAAP, in the section entitled “Use of non-GAAP financial measures.”

Net income attributable to common stockholders for the second quarter was $1.4 million, inclusive of $0.4 million of accretion of convertible preferred stock, or $0.05 per diluted share.  This is compared to net income attributable to common stockholders for the second quarter of 2010 of $0.7 million, inclusive of $1.3 million of accretion of convertible preferred stock, or $0.07 per diluted share.

Management Commentary

“The second quarter marked a continuation of the strong results we delivered in the first quarter of 2011,” said David Hagan, President and Chief Executive Officer of Boingo Wireless.  “In addition to delivering revenue growth across our retail and wholesale businesses, we achieved improved EBITDA and net income profitability on both a sequential and year-over-year basis.  Our second quarter performance highlights our success in increasing the global accessibility of Boingo’s Wi-Fi software and services network to retail consumers and wholesale partners alike.”

Mr. Hagan continued, “We are continuing to focus our efforts on the long-term potential of the business and feel well positioned to take advantage of favorable trends in data usage, growth in Wi-Fi enabled devices and prevalence of data-intensive applications.  We look forward to building upon our established position as the leading global provider of Wi-Fi software and services in the second half of 2011 and beyond.”

Business Outlook

Boingo Wireless is initiating guidance for the third quarter ended September 30, 2011, as follows:

Q3 2011

•                  Revenue is expected to be in the range of $23.0 million to $24.0 million

•                  Adjusted EBITDA is expected to be in the range of $7.0 million to $7.5 million

•                  Net income attributable to common stockholders is expected to be in the range of $1.3 million to $1.8 million, or $0.04 to $0.05 per diluted share.

Boingo Wireless is re-iterating guidance for the full year ended December 31, 2011, as follows:

Full Year 2011

•                  Revenue is expected to be in the range of $92.0million to $94.0 million

•                  Adjusted EBITDA is expected to be in the range of $26.0 million to $27.0 million

•                  Net income attributable to common stockholders is expected to be in the range of $3.9 million to $4.9 million, or $0.11 to $0.14 per diluted share. This includes $1.6 million of accretion of convertible preferred stock

Conference call information

Members of Boingo Wireless’ management will host a conference call to discuss its second quarter 2011 financial results and future outlook beginning at 4:30 pm ET (1:30 pm PT), today, August 4, 2011. To participate in the conference call, investors from the U.S. and Canada should dial (888) 846-5003 ten minutes prior to the scheduled start time. International callers should dial (480) 629-9856. In addition, the call will be broadcast live over the Internet hosted on the Investor Relations section of the company’s website at http://investors.boingo.com and will be archived online upon completion of the conference call.

Use of non-GAAP financial measures

To supplement Boingo Wireless’ financial statements presented on a GAAP basis, Boingo Wireless provides Adjusted EBITDA as a supplemental measure of its performance.  The company defines Adjusted EBITDA as net income (loss) attributable to common stockholders plus depreciation, accretion of convertible and redeemable stock, income taxes, amortization of intangible assets, stock-based compensation expense, non-controlling interests expense and interest and other expense (income), net.

Boingo Wireless believes Adjusted EBITDA is useful to investors in evaluating its operating performance. Boingo’s management uses Adjusted EBITDA in conjunction with accounting principles generally accepted in the United States, or GAAP, operating performance measures as part of its overall assessment of the company’s performance for planning purposes, including the preparation of its annual operating budget, to evaluate the effectiveness of its business strategies and to communicate with its board of directors concerning its financial performance. Adjusted EBITDA should not be considered as an alternative financial measure to net (loss) income, which is the most directly comparable financial measure calculated in accordance with GAAP, or any other measure of financial performance calculated in accordance with GAAP.

About Boingo Wireless

Boingo Wireless, Inc. (NASDAQ: WIFI), the world’s leading Wi-Fi software and services provider, makes it easy, convenient and cost-effective for people to enjoy Wi-Fi access on their laptop or mobile device at more than 325,000 hotspots worldwide. With a single account, Boingo users can access the mobile internet via Boingo Network locations that include the top airports around the world, major hotel chains, cafés and coffee shops, restaurants, convention centers and metropolitan hot zones. Boingo and its Concourse Communications Group subsidiary operate wired and wireless networks at large-scale venues worldwide such as airports, major sporting arenas, malls, and convention centers, as well as quick serve restaurants. For more information about Boingo, please visit http://www.boingo.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains “forward-looking statements” that involves risks, uncertainties and assumptions. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. These forward-looking statements include the quotations from management in this press release, as well as any statements regarding Boingo’s strategic plans and future guidance. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Since forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions, as well as other risk and uncertainties described more fully in documents filed with or furnished to the Securities and Exchange Commission (“SEC”), including Boingo’s prospectus previously filed with SEC pursuant to Rule 424(b)(4) on May 5, 2011. Any forward-looking statement made by us in this press release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Boingo, Boingo Wireless, the Boingo Wireless Logo and Don’t Just Go. Boingo! are registered trademarks of Boingo Wireless, Inc. All other trademarks are the properties of their respective owners.

Boingo Wireless, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Revenue	$22,943	$20,298	$43,971	$38,797

Costs and operating expenses:
Network access	9,169	8,347	17,506	15,536
Network operations	3,944	3,172	7,668	6,489
Development and technology	2,259	2,047	4,743	4,216
Selling and marketing	1,826	1,381	3,455	2,779
General and administrative	2,810	2,344	5,374	4,583
Amortization of intangible assets	508	618	1,069	1,349
Total costs and operating expenses	20,516	17,909	39,815	34,952
Income from operations	2,427	2,389	4,156	3,845
Interest and other (expense) income, net	(239)	68	(305)	92
Income before income taxes	2,188	2,457	3,851	3,937
Income taxes	213	306	873	487
Net income	1,975	2,151	2,978	3,450
Net income attributable to non-controlling interests	145	121	282	232
Net income attributable to Boingo Wireless, Inc.	1,830	2,030	2,696	3,218
Accretion of convertible preferred stock	(438)	(1,315)	(1,633)	(2,631)
Net income attributable to common stockholders, basic	$1,392	$715	$1,063	$587

Net income per share attributable to common stockholders:
Basic	$0.06	$0.12	$0.07	$0.10
Diluted	$0.05	$0.07	$0.06	$0.07

Weighted average shares used in computing net income per share attributable to common stockholders:
Basic	23,258	5,834	14,927	5,837
Diluted	35,531	30,906	18,880	8,074

Boingo Wireless, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share amounts)

	June 30, 2011 (Unaudited)	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$71,693	$25,721
Restricted cash	1,053	1,001
Marketable securities	9,373	9,373
Accounts receivable, net of allowances of $221 and $107, respectively	7,485	7,946
Prepaid expenses and other current assets	1,573	1,306
Deferred tax assets	3,572	3,572
Total current assets	94,749	48,919
Property and equipment, net	39,253	36,024
Goodwill	25,512	25,512
Other intangible assets, net	10,020	10,992
Deferred tax assets	6,381	6,697
Other assets	4,588	4,891
Total assets	$180,503	$133,035

Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$3,985	$4,596
Accrued expenses and other liabilities	10,020	13,531
Deferred revenue	11,841	10,829
Current portion of capital leases	183	420
Total current liabilities	26,029	29,376
Deferred revenue, net of current portion	29,560	28,149
Other liabilities	1,303	2,181
Total liabilities	56,892	59,706

Commitments and contingencies
Convertible preferred stock:
Series A convertible preferred stock, $0.0001 par value; 5,053 shares authorized, issued and outstanding at December 31, 2010	—	22,263
Series A-2 convertible preferred stock, $0.0001 par value; 1,105 shares authorized, issued and outstanding at December 31, 2010	—	6,868
Series B convertible preferred stock, $0.0001 par value; 3,500 shares authorized, and 3,433 shares issued and outstanding at December 31, 2010	—	13,948
Series C convertible preferred stock, $0.0001 par value; 10,992 shares authorized, 10,983 shares issued and outstanding at December 31, 2010	—	79,890
Total convertible preferred stock	—	122,969

Stockholders’ equity (deficit):
Preferred stock, $0.0001 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.0001 par value; 34,900 shares authorized, 34,390 and 7,092 shares issued, 33,133 and 5,835 shares outstanding at June 30, 2011 and December 31, 2010, respectively	3	—
Treasury stock at cost, 1,257 shares	(4,575)	(4,575)
Note receivable from stockholder	—	(103)
Additional paid in capital	172,125	—
Accumulated deficit	(44,096)	(45,159)
Total common stockholders’ equity (deficit)	123,457	(49,837)
Non-controlling interests	154	197
Total stockholders’ equity (deficit)	123,611	(49,640)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$180,503	$133,035

Boingo Wireless, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Six Months Ended June 30,
	2011	2010
Cash flows from operating activities
Net income	$2,978	$3,450
Adjustments to reconcile net income including non-controlling interests to net cash provided by operating activities:
Depreciation and amortization of property and equipment	5,339	3,568
Amortization of intangible assets	1,069	1,349
Stock-based compensation	930	476
Forgiveness of notes receivable from stockholder	103	—
Unbilled receivables	(266)	(438)
Change in fair value of preferred stock warrants	140	—
Change in deferred income taxes	316	—
Changes in operating assets and liabilities, net of effect of acquisition:
Accounts receivable	461	428
Prepaid expenses and other assets	470	(127)
Accounts payable	(2,273)	1,145
Accrued expenses and other liabilities	(1,790)	(2,593)
Deferred revenue	2,423	2,456
Net cash provided by operating activities	9,900	9,714
Cash flows from investing activities
(Increase) decrease in restricted cash	(52)	884
Purchases of property and equipment	(9,793)	(3,658)
Contractual payments related to business acquisition	(81)	(148)
Net cash used in investing activities	(9,926)	(2,922)
Cash flows from financing activities
Payments of capital leases	(237)	(522)
Payments to non-controlling interests	(547)	(398)
Proceeds from exercise of stock options	558	1
Proceeds from issuance of common stock upon initial public offering	48,297	—
Offering costs	(2,073)	—
Net cash provided by (used in) financing activities	45,998	(919)
Net increase in cash and cash equivalents	45,972	5,873
Cash and cash equivalents at beginning of year	25,721	22,629
Cash and cash equivalents at end of year	$71,693	$28,502
Supplemental disclosure of cash flow information
Cash paid for interest	$9	$15
Cash paid for taxes	1,173	1,029
Supplemental disclosure of non-cash investing and financing activities
Contractual obligation related to business acquisition in accrued expenses and other liabilities	43	66
Acquisition of software and equipment under capital leases	—	73
Offering costs in accounts payable, accrued expenses and other liabilities	456	—
Accretion of convertible preferred stock	1,633	2,631
Property and equipment and software maintenance costs in accounts payable, accrued expenses and other liabilities	2,093	60
Conversion of convertible preferred stock into common stock	124,602	—

Boingo Wireless, Inc.

Schedule of Non-GAAP Reconciliations

(Unaudited)

(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010

Net income attributable to common stockholders	$1,392	$715	$1,063	$587
Depreciation	2,810	1,763	5,339	3,568
Accretion of convertible preferred stock	438	1,315	1,633	2,631
Income taxes	213	306	873	487
Amortization of intangible assets	508	618	1,069	1,349
Stock-based compensation expense	695	240	901	476
Non-controlling interests	145	121	282	232
Interest and other expense (income), net	239	(68)	305	(92)
Adjusted EBITDA	$6,440	$5,010	$11,465	$9,238